UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On December 11, 2008, the compensation committee of the board of directors of U.S. Home Systems, Inc. (the “Company”) approved the amended and restated employment agreements, to be effective as of January 1, 2009, for the Company’s Chief Executive Officer (Murray H. Gross), President and Chief Operating Officer (Peter T. Bulger), Chief Financial Officer (Robert A. DeFronzo) and Executive Vice President and Chief Marketing Officer (Steven L. Gross) (together, the “Employment Agreements”). The primary purpose for entering into the Employment Agreements was to address issues raised by Section 409A of the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service (collectively “IRC Section 409A”). Additional revisions were made to Murray H. Gross’ employment agreement as noted below. The following summary of the material revisions to the Employment Agreements is qualified in its entirety by reference to the Employment Agreements that are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8K, and they are incorporated by reference in this report.

Employment Agreements

Chief Executive Officer The term of our current employment agreement with Murray H. Gross is scheduled to end on December 31, 2009. The amended and restated employment agreement extends the term to December 31, 2011. His annual salary of $371,424 remains at the 2008 level. The employment agreement will automatically be extended for an additional three year term unless on or before November 30, 2010 either party notifies the other of its intent not to renew the agreement or prior to such date the agreement has been terminated. The provision in Mr. Gross’ current employment agreement allowing him to resign his employment and convert his employment agreement into a two year consulting agreement has been deleted in the amended and restated employment agreement.

If the employment agreement is terminated by the Company for just cause, Mr. Gross will not be entitled to severance pay. Mr. Gross will receive a lump sum payment upon his termination by the Company without just cause or his resignation with or without good reason in an amount equal to the greater of his annual salary for the remainder of the term or two years (“Severance Payment”). The Severance Payment upon voluntary or involuntary termination of employment will be delayed for six months and one day following the date of termination if necessary to comply with the provisions of IRC Section 409A.

Upon a change in control of the Company, Mr. Gross is entitled to the Severance Payment regardless of whether his employment is terminated or not in connection with the change in control.

If Mr. Gross’ employment is terminated as a result of his disability, he will be entitled to receive the Severance Payment.

In any event, Mr. Gross shall only be entitled to receive one Severance Payment under the employment agreement.

If, at the time of Mr. Gross’ death, his employment agreement is in effect and if he is married, the Company is obligated to pay his widow in a lump sum, an amount of cash equal to Mr. Gross’ annual salary.

An interpretation and savings provision has been included in the employment agreement which requires the terms of the employment agreement, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A. The other provisions of Mr. Gross’ amended and restated employment agreement are similar to the terms of his current employment agreement, the material terms of which were disclosed in the proxy statement for the Company’s 2008 annual meeting of stockholders.

Chief Financial Officer and Other Named Executives The employment agreements of Peter Bulger, our President and Chief Operating Officer, Robert A. DeFronzo, our Chief Financial Officer and Steven Gross, our Executive Vice President and Chief Marketing Officer (the “Executives”) will be amended and restated to ensure compliance with IRC Section 409A.

The terms of the Executives’ employment agreements are similar with the exception of base salary and bonuses received by each executive officer. The current, and as amended, Executives’ employment agreements are for a one year term, provided that six months prior to the anniversary date of the agreement, and each anniversary date thereafter, the employment will automatically be extended for an additional year unless the Company notifies the executive of its intent not to extend the agreement. The amended agreements provide that Messrs. Bulger, DeFronzo and Gross shall receive an annual salary of $362,250, $233,640 and $229,793, respectively, during 2009, which is the same amount paid to the Executives in 2008. Other than the revisions noted below, the terms of the Executives’ amended agreements remain the same as the 2008 Executives’ employment agreements, the material terms of which were disclosed in the Company’s proxy statement for its 2008 annual meeting of stockholders.

The revisions to the Executives’ employment agreements include:

•

Revisions to definition of good reason to ensure compliance with IRC Section 409A and to provide for a 120 day period in which executive can resign for good reason as well as adding a 30 day notice and cure period.

•

Definition of disability has been revised to comply with IRC Section 409A. If an Executives’ employment is terminated as a result of disability, he will be entitled to receive in a lump sum an amount of cash equal to one year’s salary.

•

Addition of a provision that provides that if Executives’ employment with the Company terminates, other than for just cause, during a specified period after a change in control, the Company shall pay to executive a lump sum payment in cash equal to one year’s salary.

•

An interpretation and saving provision has been included in the Executives’ amended and restated employment agreements which requires the terms of the employment agreements, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	(d) Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Murray H. Gross effective as of January 1, 2009

10.2	Form of Executives’ Amended and Restated Employment Agreement to be entered into by and between U.S. Home Systems, Inc. and Peter T. Bulger, Robert A. DeFronzo and Steven L. Gross, effective as of January 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 16th day of December, 2008 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Murray H. Gross effective as of January 1, 2009

10.2	Form of Executives’ Amended and Restated Employment Agreement to be entered into by and between U.S. Home Systems, Inc. and Peter T. Bulger, Robert A. DeFronzo and Steven L. Gross, effective as of January 1, 2009